EXHIBIT 32

Section 906 Certification

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of Interstate Hotels & Resorts, Inc. (the “Company”) hereby certify that:

(i) the accompanying quarterly report on Form 10-Q of the Company for the three month ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended;

and

(ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Thomas F. Hewitt
Thomas F. Hewitt
Chief Executive Officer

/s/  Bruce A. Riggins
Bruce A. Riggins
Chief Financial Officer

Dated: August 6, 2008